EXHIBIT 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On May 4, 2018, Live Nation Entertainment, Inc. (the “Company” or “Live Nation”), through an indirect, wholly-owned subsidiary of the Company, completed its previously announced acquisition of 50% of the outstanding share capital of Rock City S.A., a company incorporated in Brazil (“Rock City”), pursuant to a Share Subscription Agreement and Other Covenants entered into as of May 1, 2018 (the “Transaction”). The Company has accounted for the Transaction as an equity method investment.
The Company paid $34.8 million for the acquired shares and contributed $4.1 million to the capital of Rock City to finance the repayment of certain indebtedness of a subsidiary. The Company made an additional payment of $0.6 million to settle foreign currency exchange differences related to the share purchase price. In addition, the Company paid $0.2 million for the right to acquire an additional 1% of the outstanding shares of Rock City from Roberto Medina and certain other shareholders of Rock City (collectively, the “Founding Shareholders”) for nominal consideration and thereby become its controlling shareholder, with such option exercisable (i) during the 60-day period beginning 120 days prior to the Rock in Rio festival event in Rio de Janeiro, Brazil to be held in 2019, (ii) during the 60-day period commencing on January 1, 2020 and (iii) thereafter from time to time upon the occurrence of certain triggering events. The Company also made a one-time payment of $5.0 million to the Founding Shareholders as an advance against certain contingent payments in the event that either the Founding Shareholders elect to sell their remaining shares of Rock City to the Company, or the Company elects to acquire such shares. All payments have been recorded as other long-term assets.
The unaudited pro forma consolidated balance sheet as of March 31, 2018 includes the historical unaudited consolidated balance sheet of Live Nation and gives effect to the Transaction as if it had been completed on March 31, 2018. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2018 and for the year ended December 31, 2017, include the historical unaudited consolidated statement of operations for the three months ended March 31, 2018 and the historical audited consolidated statement of operations for the year ended December 31, 2017, respectively, for Live Nation and gives effect to the Transaction as if it had been completed on January 1, 2017. The historical consolidated financial statement information has been adjusted to give pro forma effect to events that are (i) directly attributable to the Transaction, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the consolidated results. In addition, the unaudited pro forma consolidated statement of operations for the year ended December 31, 2017 includes pro forma adjustments to reflect the impact of the Company’s January 1, 2018 adoption of the new revenue recognition standard issued by the Financial Accounting Standards Board (“FASB”) in May 2014.
The following unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the acquisition been completed during the periods presented or the results that the Company will experience after the acquisition.
The unaudited pro forma consolidated financial statements should be read in conjunction with Live Nation’s historical consolidated financial statements and accompanying notes in the Annual Report on Form 10-K, as of and for the year ended December 31, 2017, and its Quarterly Report on Form 10-Q, as of and for the three months ended March 31, 2018 along with Rock City’s historical consolidated financial statements and accompany notes as of and for the year ended December 31, 2017 included as Exhibit 99.1 in this Current Report on Form 8-K/A and as of and for the three months ended March 31, 2018 included as Exhibit 99.2 in this Current Report on Form 8-K/A.

LIVE NATION ENTERTAINMENT, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
March 31, 2018

	Live Nation Historical	Pro Forma Adjustments	Notes	Pro Forma Consolidated
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$2,942,407	$(44,663)	(a)	$2,897,744
Accounts receivable, less allowance of $31,429	783,807	—		783,807
Prepaid expenses	867,936	—		867,936
Restricted cash	6,376	—		6,376
Other current assets	44,164	—		44,164
Total Current assets	4,644,690	(44,663)		4,600,027
Property, plant and equipment
Land, buildings and improvements	960,379	—		960,379
Computer equipment and capitalized software	672,828	—		672,828
Furniture and other equipment	314,419	—		314,419
Construction in progress	105,248	—		105,248
	2,052,874	—		2,052,874
Less accumulated depreciation	1,165,973	—		1,165,973
	886,901	—		886,901
Intangible assets
Definite-lived intangible assets, net	759,326	—		759,326
Indefinite-lived intangible assets	369,140	—		369,140
Goodwill	1,772,671	—		1,772,671
Other long-term assets	684,820	44,663	(a)	729,483
Total assets	$9,117,548	$—		$9,117,548
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$1,121,424	$—		$1,121,424
Accounts payable	79,411	—		79,411
Accrued expenses	1,020,621	—		1,020,621
Deferred revenue	2,039,018	—		2,039,018
Current portion of long-term debt, net	119,414	—		119,414
Other current liabilities	58,825	—		58,825
Total current liabilities	4,438,713	—		4,438,713
Long-term debt, net	2,747,399	—		2,747,399
Deferred income taxes	138,517	—		138,517
Other long-term liabilities	155,998	—		155,998
Commitments and contingent liabilities
Redeemable noncontrolling interests	264,700	—		264,700
Stockholders’ equity
Common stock	2,076	—		2,076
Additional paid-in capital	2,348,118	—		2,348,118
Accumulated deficit	(1,113,378)	—		(1,113,378)
Costs of shares held in treasury	(6,865)	—		(6,865)
Accumulated other comprehensive loss	(92,280)	—		(92,280)
Total Live Nation stockholders’ equity	1,137,671	—		1,137,671
Noncontrolling interests	234,550	—		234,550
Total equity	1,372,221	—		1,372,221
Total liabilities and equity	$9,117,548	$—		$9,117,548
See Notes to Unaudited Pro Forma Consolidated Financial Statements

LIVE NATION ENTERTAINMENT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2017

	Live Nation Historical	Pro Forma Adjustments	Notes	Pro Forma Consolidated
	(in thousands except share and per share data)
Revenue	$10,337,448	$(650,226)	(b)	$9,687,222
Operating expenses:				—
Direct operating expenses	7,748,791	(566,893)	(b)	7,181,898
Selling, general and administrative expenses	1,907,723	(762)	(c)	1,906,961
Depreciation and amortization	455,534	(83,333)	(b)	372,201
Gain on disposal of operating assets	(969)	—		(969)
Corporate expenses	134,972	—		134,972
Operating income	91,397	762		92,159
Interest expense	106,722	—		106,722
Loss on extinguishment of debt	1,048	—		1,048
Interest income	(5,717)	—		(5,717)
Equity in earnings of nonconsolidated affiliates	(1,161)	(5,332)	(d)	(6,493)
Other income, net	(115)	—		(115)
Income (loss) before income taxes	(9,380)	6,094		(3,286)
Income tax benefit	(17,154)	—	(e)	(17,154)
Net income	7,774	6,094		13,868
Net income attributable to noncontrolling interests	13,789	—		13,789
Net income (loss) attributable to common stockholders of Live Nation	$(6,015)	$6,094		$79

Basic and diluted net loss per common share available to common stockholders of Live Nation	$(0.48)			$(0.45)
Weighted average common share outstanding:
Basic and diluted	204,923,740			204,923,740

Reconciliation to net loss available to common stockholders of Live Nation:
Net income (loss) attributable to common stockholders of Live Nation	$(6,015)	$6,094		$79
Accretion of redeemable noncontrolling interests	(91,631)	—		(91,631)
Basic and diluted net loss available to common stockholders of Live Nation	$(97,646)	$6,094		$(91,552)

See Notes to Unaudited Pro Forma Consolidated Financial Statements

LIVE NATION ENTERTAINMENT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2018

	Live Nation Historical	Pro Forma Adjustments	Notes	Pro Forma Consolidated
	(in thousands except share and per share data)
Revenue	$1,482,384	$—		$1,482,384
Operating expenses:
Direct operating expenses	932,084	—		932,084
Selling, general and administrative expenses	434,611	(35)	(c)	434,576
Depreciation and amortization	87,871	—		87,871
Loss on disposal of operating assets	38	—		38
Corporate expenses	33,810	—		33,810
Operating income (loss)	(6,030)	35		(5,995)
Interest expense	29,741	—		29,741
Loss on extinguishment of debt	2,943	—		2,943
Interest income	(1,183)	—		(1,183)
Equity in loss (earnings) of nonconsolidated affiliates	(3,715)	385	(d)	(3,330)
Other expense, net	328			328
Loss before income taxes	(34,144)	(350)		(34,494)
Income tax expense	6,884	—	(e)	6,884
Net loss	(41,028)	(350)		(41,378)
Net loss attributable to noncontrolling interests	(7,122)	—		(7,122)
Net loss attributable to common stockholders of Live Nation	$(33,906)	$(350)		$(34,256)

Basic and diluted net loss per common share available to common stockholders of Live Nation	$(0.24)			$(0.24)
Weighted average common share outstanding:
Basic and diluted	206,728,167			206,728,167

Reconciliation to net loss available to common stockholders of Live Nation:
Net loss attributable to common stockholders of Live Nation	$(33,906)	$(350)		$(34,256)
Accretion of redeemable noncontrolling interests	(16,385)	—		(16,385)
Basic and diluted net loss available to common stockholders of Live Nation	$(50,291)	$(350)		$(50,641)

See Notes to Unaudited Pro Forma Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—BASIS OF PRO FORMA PRESENTATION

The accompanying unaudited pro forma consolidated financial statements were prepared from Live Nation’s and Rock City’s historical financial statements. The unaudited pro forma consolidated balance sheet as of March 31, 2018 gives effect to the Transaction as if it had been completed on March 31, 2018. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 give effect to the Transaction as if it had been completed on January 1, 2017. The Company has accounted for the Transaction as an equity method investment.

Effective January 1, 2018, the Company adopted the new revenue recognition accounting guidance that was issued by the FASB in May 2014 and has applied it retrospectively to each period presented in its financial statements. The pro forma adjustments to the unaudited pro forma consolidated statement of operations for the year ended December 31, 2017 include the impact of adoption of this guidance to the Company’s results of operations for 2017.

NOTE 2—PRO FORMA ADJUSTMENTS

(a) Adjustment reflects the cash paid by Live Nation in connection with the Transaction. The cash paid was classified as other long-term assets.

(in millions)
Share purchase price	$34.8
Capital contribution for Rock City’s subsidiary debt reduction	4.1
Share purchase price foreign currency exchange settlement	0.6
Right to acquire additional 1% interest in Rock City	0.2
Advance to Founding Shareholders for potential future acquisition of remaining shares	5.0
Total cash paid	$44.7
The Company is in the process of gathering information and performing valuation analysis to determine if there is a difference between the cost of the Company’s investment and its share of the net assets of Rock City. For purposes of these pro forma financial statements, the Company has not made an assumption as to a difference in basis.

(b) Adjustment reflects the impact to the Company’s consolidated statement of operations for the year ended December 31, 2017 related to the January 1, 2018 adoption of the new revenue guidance issued by the FASB in May 2014.

(c) Adjustment reflects the elimination of nonrecurring transaction costs incurred during the respective periods presented that are directly related to the Transaction.

(d) Adjustment reflects the Company’s equity in the loss (earnings) of Rock City for the respective periods presented. The historical financial information of Rock City was prepared in accordance with Generally Accepted Accounting Principles and presented in Brazilian Reais. The historical statements of operations of Rock City were translated from Brazilian Reais to the United States dollar using the following average exchange rates for the applicable periods.

1 Reais / Dollar
Year ended December 31, 2017	0.31361
Three months ended March 31, 2018	0.30831

(e) The pro forma adjustments have no effect on the Company’s current or deferred income tax expense (benefit) for the year ended December 31, 2017 and the three months ended March 31, 2018. For both periods presented, the equity in (earnings) loss is recorded net of income tax expense or benefit recognized directly by Rock City. The Company records income tax expense from equity investments when it receives a distribution. The pro forma adjustments do not include the assumption of a distribution from Rock City during the periods presented as any distribution is not directly related to the Transaction.